Exhibit 99.01

Neuralstem Awarded $~1MM Grant by NIH to Continue Preclinical Research into the Potential of NSI-189 for Treatment of Diabetic Neuropathy

GERMANTOWN, Md., Aug. 02, 2017 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company developing novel treatments for nervous system diseases, today announced that it has been awarded a Phase 2 Small Business Innovation Research (SBIR) grant by the National Institutes of Health (NIH) of up to $997,068 over two years to conduct preclinical research to evaluate the potential of NSI-189, a novel small molecule compound, for the prevention and treatment of diabetic neuropathy.

The research funded by this award will build on a previous study performed in collaboration with Drs. Corinne Jolivalt’s and Nigel Calcutt’s groups at the University of California, San Diego (UCSD), that demonstrated NSI-189 could prevent and/or reverse peripheral neuropathy in mouse models for Type 1 and Type 2 diabetes. NSI-189 was shown to significantly protect motor and sensory nerve function in mice with Type 1 diabetes when given from onset of disease, and improve nerve function when given 2 months after disease onset. Similarly, NSI-189 protected motor and sensory nerve function in a genetic model of Type 2 diabetes (db/db mouse).

“We look forward to continuing these important studies with UCSD to better understand the potential of NSI-189 in treating diabetic neuropathy,” said Rich Daly, chairman and CEO, Neuralstem.  “Diabetic neuropathy is a chronic and debilitating disease that remains an unmet medical need, and we appreciate the NIH’s recognition of the importance of this research.”

“The initial data obtained from our preclinical study with Neuralstem’s compound showed improvement in almost all indices of peripheral neuropathy.  This is rather unique, and we look forward to testing NSI-189 in greater depth with this funding,” said Dr. Corinne Jolivalt, the lead collaborator at UCSD where the animal study will take place and with whom the grant money will be shared.

About Neuralstem
Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need.  NSI-189 is a small molecule in clinical development for major depressive disorder (MDD) and in preclinical development for Angelman’s syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes and stroke.

NSI-566 is a stem cell therapy being tested for treatment of paralysis in stroke, chronic spinal cord injury (cSCI) and Amyotrophic Lateral Sclerosis (ALS).  Neuralstem’s diversified portfolio of product candidates is based on its proprietary neural stem cell technology.

Cautionary Statement Regarding Forward Looking Information
This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2016, and Form 10-Q for the three months ended March 31, 2017, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Danielle Spangler
Director of Investor Relations, Neuralstem
301-366-1481
dspangler@neuralstem.com

Kimberly Minarovich
Argot Partners (Investor Relations)
212-600-1902
kimberly@argotpartners.com

Lori Rosen
LDR Communications (Public Relations)
917-553-6808
lori@ldrcommunications.com